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                          HAMBRECHT & QUIST GROUP, INC.

                                  Subsidiaries


Company:                                Hambrecht & Quist Group

Business:                               Investment banking

Percentage of H & Q Ownership:          100%

Date Organized:                         December 1, 1982

Place of Organization:                  California


Company:                                Hambrecht & Quist LLC

Business:                               Investment banking, securities brokerage

Percentage of Group Ownership:          70%

Date Organized:                         March 8, 1995*

Place of Organization:                  Delaware



*date limited liability company formed